Milliman Variable Insurance Trust 485BPOS

Exhibit 99(h)(ii)(1)

FORM OF AMENDMENT TO THE

FUND ACCOUNTING SERVICING AGREEMENT

THIS Amendment is made and entered into as of [            ], to the Fund Accounting Servicing Agreement, dated as of January 4, 2022 (the “Agreement”) by and between MILLLIMAN VARIABLE INSURANCE TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“USBGFS”).

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend Exhibit A of the agreement to update the list of funds; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

Signatures on the following page

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date written above.

MILLIMAN VARIABLE INSURANCE TRUST

By:

Name:

Title:

Date:

U.S. BANCORP FUND SERVICES, LLC

By:

Name:

Title:

Date:

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EXHIBIT A

to the Fund Accounting Servicing Agreement

Separate Series of Milliman Variable Insurance Trust

Name of Series

Milliman – Capital Grouped Hedged U.S. Growth Fund

Milliman – Capital Group Hedged U.S. Income and Growth Fund

3